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Exhibit 23(a)(3)

                   RETIREMENT PLANNING FUNDS OF AMERICA, INC.
                              ARTICLES OF AMENDMENT

         RETIREMENT PLANNING FUNDS OF AMERICA, INC., a Maryland corporation (hereinafter called the "Corporation"), having its principal office in Baltimore City, Maryland hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

         FIRST: The Articles of Incorporation of the Corporation are hereby amended as follows:

                Article FIRST of the Articles of Incorporation of the Corporation is hereby amended to be and read as follows: The name of the Corporation is Davis Series, Inc.

                Article FIFTH of the Articles of Incorporation of the Corporation is hereby amended to change the name of each series of stock as follows:

       Old Series Name                   New Series Name
       ---------------                   ---------------

       Growth Fund                       Davis Growth Opportunity Fund
       Bond Fund                         Davis Government Bond Fund
       Real Estate Securities Fund       Davis Real Estate Fund
       Convertible Securities Fund       Davis Convertible Securities Fund
       Financial Value Fund              Davis Financial Fund
       Government Money Market Fund      Davis Government Money Market Fund


The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such series of stock shall not change.

         SECOND: The name of the Corporation and the name of each series of stock of the Corporation have been amended by the Board of Directors of the Corporation in accordance with and pursuant to Article FIFTH, Section (b) of the Articles of Incorporation of the Corporation and ss.2-605 of the Maryland General Corporation Law.

         THIRD: The Corporation is registered as an open-end investment company with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940.

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         FOURTH: The Board of Directors duly adopted a resolution changing the name of the Corporation to Davis Series, Inc. and the name of each series of stock of the Corporation, as aforementioned, on March 24, 1995.

         FIFTH: The effective date of these Articles of Amendment is October 1, 1995.

         IN WITNESS WHEREOF, Retirement Planning Funds of America, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary this 21 day of August, 1995.

                                          RETIREMENT PLANNING FUNDS
                                          OF AMERICA, INC.

                                          /s/
                                             -------------------------------
                                             Louis R. Proyect, Vice President

ATTEST:

/s/
   --------------------
   Raymond O. Padilla,
   Secretary





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         THE UNDERSIGNED, Vice President of Retirement Planning Funds of
America, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


Dated: August 21, 1995

                                          /s/
                                             -------------------------------
                                             Louis R. Proyect, Vice President


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